EXHIBIT 99.1

The Scotts Miracle-Gro Company    NEWS

ScottsMiracle-Gro Announces Key Changes to Roundup Agency Agreement
Agreement with Monsanto includes opportunities for brand extension into new lawn and garden categories and geographies
$300 million transaction includes provisions for greater security

MARYSVILLE, Ohio (May 20, 2015) – The Scotts Miracle-Gro Company (NYSE: SMG) today announced an agreement with Monsanto that offers opportunities to extend the Roundup® brand into new lawn and garden categories and geographies. The two companies also have reached a technology sharing agreement and have made amendments to the existing Roundup Agency Agreement that provide greater long-term security for ScottsMiracle-Gro.

“Since 1999, our role as the marketing agent for the consumer Roundup business has been critical to our success and a key driver of shareholder value,” said Jim Hagedorn, chairman and chief executive officer. “This amended agreement is significant in helping to secure our financial future and provide the Company with greater flexibility to manage its business portfolio for the long-term benefit of our shareholders.”

Key highlights to the agreements provide ScottsMiracle-Gro with the following:

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The ability to extend the Roundup® brand into other categories of lawn and garden beyond non-selective weed control globally. This includes the ability to introduce the brand into the lawn service industry for the first time.

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The opportunity to introduce the consumer Roundup® brand into geographies not included in the original Agency Agreement, including China and Latin America. Only Japan and countries with U.S. trade embargoes are excluded from the agreement.

•	The opportunity to make changes to product formulations if it is deemed necessary in order to grow and/or protect the Roundup® brand.

•	A right of first offer and a significant credit to the purchase price, equal to the termination fee, in the event Monsanto were to sell the consumer Roundup business.

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A “first look" related to Monsanto’s innovation pipeline. ScottsMiracle-Gro would be provided with access to technology that can be applied in order to bring new consumer offerings to the lawn and garden marketplace.

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Enhanced security, as termination of the agreement no longer includes specific performance criteria. In the event Monsanto terminates the agreement, in certain circumstances, the Company would receive a termination fee of no less than $200 million and would retain its agency rights for at least 5 years.

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The expanded ability for the Company to transfer, and thereby monetize, its rights as marketing agent to a third party. This provision contemplates two possibilities: 1) ScottsMiracle-Gro is permitted to transfer its rights in any specific geography to a third party; and 2) The entire agreement can be transferred to a third party in the event that ScottsMiracle-Gro is acquired.

ScottsMiracle-Gro has agreed to pay Monsanto $300 million in connection with these and other amendments to the current Agency Agreement and the brand extension and joint technology agreements. Financing will be accommodated under the Company’s existing credit facility. Because the ability to introduce new products and enter new geographies could take several years, the amended agreement modifies the existing commission structure. The result of the new structure is expected to offset financing costs and the expenses required for the development of new Roundup products and services.

“Whether through the operating income generated by the consumer Roundup business, or because of costs embedded in our company to support this brand, a significant percentage of our current profitability is related to the existing Roundup business,” said Hagedorn. “While the original agreement with Monsanto has served us well for more than 15 years, these changes provide us with exciting growth potential and a more secure future. We now have a greater ability to control our own destiny and better manage our portfolio to best serve our shareholders.

“While there are no plans to divest any part of the business at this time, the changes we have negotiated give us far greater flexibility to pursue such a strategic opportunity if the Board of Directors would ever choose to do so.”

The Company has filed the entire amendment to the Agency Agreement and related documents in a Form 8K with the Securities and Exchange Commission.

About ScottsMiracle-Gro
With more than $2.8 billion in worldwide sales, The Scotts Miracle-Gro Company is the world's largest marketer of branded consumer products for lawn and garden care. The Company's brands are the most recognized in the industry. In the U.S., the Company's Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company's brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Increases in the prices of raw materials and fuel costs could adversely affect the Company’s results of operations;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

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Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 27% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

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The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of its shareholders but may involve risks.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

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